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                AMENDMENT TO THE BELLSOUTH PERSONAL

                  RETIREMENT ACCOUNT PENSION PLAN


    This Amendment is made to the BellSouth Personal Retirement Account Pension Plan (the "Plan"), which was adopted effective July 1, 1993, as a restatement and amendment of the BellSouth Management Pension Plan. The BellSouth Employees' Benefit Claim Review Committee, acting under authority delegated by the Nominating and Compensation Committee of the Board of Directors of BellSouth Corporation, hereby amends the Plan as follows:

                                  1.

    Amend Paragraph 1.09 of the Plan, effective January 1, 1995, by deleting the last sentence of said Paragraph and substituting therefor the following:
    If a Participant receives any Compensation of the type described in clause (d) hereof after the Participant terminates employment, such Compensation shall be deemed to have been paid as of the date the Participant terminates, and the amount of his pension shall be corrected accordingly.

                                  2.

    Amend Paragraph 2.03 of the Plan, effective the date hereof, by adding a new sentence at the end thereof that reads as follows:
    A Participant also may become vested prior to completing five Vesting Eligibility Years if his participation in the Plan is terminated incident to the sale of the Participating Company or some or all of the assets of the Participating Company to a non-Affiliate and if the Claim Review Committee or the Nominating and Compensation Committee of the Board, as appropriate, determines via plan amendment to vest the Participant and similarly situated Participants.

                                   3.

    Amend Paragraph 4.01 of the Plan, effective January 1, 1996, by deleting the Paragraph in its entirety and substituting therefor the following:
    4.01 SERVICE PENSION. Any Participant may retire on a service pension provided


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    he has attained any combination of whole years and whole months of age and whole years and whole months of Net Credited Service, with a minimum of ten (10) years of Net Credited Service, which totals at least seventy-five (75) years as of the date of this retirement. However, if a Participant's final service is with an Affiliate that is not a Participating Company, he must have completed a minimum of 10 years of Vesting Service Credit to be eligible for a service pension under this Paragraph.

                                   4.

    Amend Paragraph 9.03 of the Plan, effective May 1, 1995, by deleting paragraph (e) of said Paragraph in its entirety.

                                   5.

    Amend Paragraph 9.07(c) of the Plan, effective January 1, 1995, by deleting the second sentence in its entirety and substituting therefor the following:
    The "rate of pay" is the annualized base salary rate plus lump sum payments (including, for example, team or equivalent awards, commissions, marketing incentive payments, differentials, and salary transition payments, but excluding any executive short-term awards) paid during the 12 months prior to the time of death or retirement.

                                   6.

    Amend Paragraph 11.03 of the Plan, effective June 1, 1995, by deleting the paragraph in its entirety and substituting therefor the following:
    11.03 TRANSFERS TO BELLSOUTH PENSION PLAN. If a Participant's position changes so that he becomes covered under the BellSouth Pension Plan, his account shall be maintained and credited with interest as if he were not actively employed.

                                   7.

    Amend Paragraph 16.01 of the Plan, effective the date hereof, by adding a new sentence at the end thereof that reads as follows:
    Schedule 1 also shall designate one Participating Company in each Plan that shall have the authority to modify the terms of such Plan on behalf of all of the


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    Participating Companies is such Plan with the consent of the Claim Review
    Committee or its delegate.

                                   8.

    Amend the Plan, effective the date hereof, by adding the attached page designated "Schedule 1" as the new Schedule 1.

                                   9.

    Amend the Plan, effective January 1, 1995, by adding the attached page designated "Appendix G" as the new Appendix G, which sets forth the maximum lump sum amounts for 1995 distributions.

              Approved this 21st day of September, 1995.


EMPLOYEES' BENEFIT CLAIM REVIEW COMMITTEE




-----------------------------------------
H.C. Henry, Jr.
Executive Vice President - Corporate Relations
Chairman












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